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                                                                 EXHIBIT 3(iii)

                                  CERTIFICATION

         I HEREBY CERTIFY that I am the duly elected Secretary of HARRIS CORPORATION (the "Corporation") and the keeper of the records and the corporate seal of said Corporation; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of HARRIS CORPORATION on the 23rd day of June, 2000.

                               COPY OF RESOLUTIONS

              RESOLVED, that pursuant to Article SEVENTH of the Restated Certificate of Incorporation and Article X of the By-Laws of this Corporation, the last sentence of Article II, Section 6 of such By-Laws is deleted and there is hereby added to such Section the following:

                  "Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A shareholder may authorize another person or persons to act for such shareholder as proxy by executing a writing authorizing such person or persons to act for such shareholder as proxy or by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the shareholder."

         IN WITNESS WHEREOF, I have hereunto set my name and the corporate seal at Melbourne, Florida this 22nd day of August, 2000.

SEAL                                        /S/RICHARD L. BALLANTYNE
                                            -------------------------------
                                            Richard L. Ballantyne, Secretary
                                            HARRIS CORPORATION